Calculation of Filing Fee Tables
S-3
Synchrony Financial
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Senior Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Debt	Subordinated Debt Securities	457(r)				0.0001531
Fees to be Paid	3	Equity	Common stock	457(r)				0.0001531
Fees to be Paid	4	Equity	Preferred stock, par value	457(r)				0.0001531
Fees to be Paid	5	Other	Depositary Shares	457(r)				0.0001531
Fees to be Paid	6	Other	Warrants	457(r)				0.0001531
Fees to be Paid	7	Other	Stock Purchase Contracts	457(r)				0.0001531
Fees to be Paid	8	Other	Stock Purchase Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the "Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (3) Senior debt securities, subordinated debt securities, common stock, preferred stock and depositary shares, as may be issuable upon conversion or redemption of senior debt securities, subordinated debt securities, preferred stock or depositary shares, as the case may be, or upon the exercise of warrants, in each case registered under this registration statement.

[2]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the ''Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (3) Senior debt securities, subordinated debt securities, common stock, preferred stock and depositary shares, as may be issuable upon conversion or redemption of senior debt securities, subordinated debt securities, preferred stock or depositary shares, as the case may be, or upon the exercise of warrants, in each case registered under this registration statement.

[3]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the ''Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (3) Senior debt securities, subordinated debt securities, common stock, preferred stock and depositary shares, as may be issuable upon conversion or redemption of senior debt securities, subordinated debt securities, preferred stock or depositary shares, as the case may be, or upon the exercise of warrants, in each case registered under this registration statement. (4) Common stock and preferred stock may be issued by the Registrant upon settlement of the stock purchase contracts or stock purchase units of the Registrant, in each case registered under this registration statement.

[4]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the ''Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (3) Senior debt securities, subordinated debt securities, common stock, preferred stock and depositary shares, as may be issuable upon conversion or redemption of senior debt securities, subordinated debt securities, preferred stock or depositary shares, as the case may be, or upon the exercise of warrants, in each case registered under this registration statement. (4) Common stock and preferred stock may be issued by the Registrant upon settlement of the stock purchase contracts or stock purchase units of the Registrant, in each case registered under this registration statement.

[5]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the ''Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (3) Senior debt securities, subordinated debt securities, common stock, preferred stock and depositary shares, as may be issuable upon conversion or redemption of senior debt securities, subordinated debt securities, preferred stock or depositary shares, as the case may be, or upon the exercise of warrants, in each case registered under this registration statement. (5) Depositary shares will be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event the Registrant elects to offer to the public fractional interests in shares of preferred stock registered under this registration statement, depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of preferred stock will be issued to the depositary under the applicable deposit agreement.

[6]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the ''Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (6) Warrants may represent rights to purchase senior debt securities, subordinated debt securities, common stock or preferred stock, in each case registered under this registration statement.

[7]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the ''Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (7) Stock purchase contracts may be issued separately or as stock purchase units.

[8]	(1) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In reliance on and in accordance with Rules 456(b) and 457(r), SYNCHRONY FINANCIAL (the ''Registrant'') is deferring payment of all of the registration fee. (2) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of features of any of the securities listed in the table. (8) Stock purchase units may consist of a stock purchase contract and senior debt securities, subordinated debt securities or preferred stock, in each case registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase common stock or preferred stock under the stock purchase contracts.